UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             CIRALIGHT GLOBAL, INC.
             (Exact name of registrant as specified in its charter)


                NEVADA                                   26-4549003
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                670 E. Parkridge
                                    Suite 112
                            Corona, California 92879
          (Address of principal executive offices, including Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

 Not Applicable                                            Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange act and is effective pursuant to General Instruction A. (d), check the following box. [X]

Securities Act of registration statement file number to which this form relates:
File no. 333-165638

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.001 par value per share
                                (Title of Class)

ITEM 1 DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant incorporates herein reference thereto the description of its shares of common stock, $.001 par value per share ("Common Stock"), set forth under the heading "Description of Securities- Common Stock" contained in the prospectus included in the Registrant's Registration Statement on Form S-1, originally filed with Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on March 23, 2010, as amended (File No. 333-165638) (the "Registration Statement"), and in the prospectus included in the Registration Statement subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed incorporated by reference into this registration statement.

ITEM 2 EXHIBITS.

The following Exhibits are incorporated herein from the Registrant's Registration Statement pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended:

                                                                                 Incorporated by Reference From
Exhibit No.                    Exhibit Description                              Form    Exhibit No.   Filing Date
-----------                    -------------------                              ----    -----------   -----------
3(i).1        Articles of Incorporation of Ciralight West, Inc. filed
              February 26, 2009, with the Secretary of State of Nevada.         S-1       3(i).1        3/23/10

3(i).2        Certificate of Amendment to the Articles of Incorporation
              filed on March 13, 2009, with the Secretary of State of Nevada.   S-1       3(i).2        3/23/10

3(i).3        Certificate of Amendment to the Articles of Incorporation
              filed on April 22, 2009, with the Secretary of State of Nevada.   S-1       3(i).3        3/23/10

3(ii)         By-Laws of Ciralight Global, Inc.                                 S-1       3(ii)         3/23/10

4.3           Form of Common Stock Certificate                                  S-1       4.3           5/27/10

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
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 20th day of July, 2010.

                                       CIRALIGHT GLOBAL, INC.


                                       By: /s/ Jeffrey Brain
                                           -------------------------------------
                                           Jeffery Brain
                                           Chief Executive Officer and President
                                           (Principal Executive Officer)

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